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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 16, 1997

                          Specialty Retail Group, Inc.
             (Exact name of registrant as specified in its charter)

                   Florida          0-18797         59-2824411
               (State or other    (Commission     (IRS Employer
               jurisdiction of    File Number)    Identification
               incorporation)                         Number)

           2 Greenwich Plaza, Suite 100, Greenwich, Connecticut 06830
              (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (203) 622-7670

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                       Index to Exhibits located at Page 4

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Item 4. Changes in Registrant's Certifying Accountant.

     On September 16, 1997, the Company terminated the engagement of BDO Seidman, LLP, as the principal accountant to audit the Company's financial statements and appointed Jeffrey M. Brinn, CPA, South Huntington, New York, as principal accountant to audit such financial statements.

     The principal accountant's report on the Company's financial statements for each of the Company's 1995 and 1996 fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles. The accountant's report for the fiscal year ended June 30, 1996 was modified to reflect substantial doubt as to the Company's ability to continue as a going concern.

     The decision to terminate the principal accountant was approved by the Company's Board of Directors.

     During the Company's 1995, 1996 and 1997 fiscal years and the interim period subsequent to the Company's 1997 fiscal year through the date of termination of the engagement of the principal independent accountant, there were no disagreements with the principal independent accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter thereof in connection with its report.

Item 7. Exhibits

        16   Letter from Former Accountant to the Commission

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                       Index to Exhibits located at Page 4
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 1997.
                                        SPECIALTY RETAIL GROUP, INC.

                                        By: /s/ STEVEN E. GLASS
                                            Steven E. Glass, Secretary

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                       Index to Exhibits located at Page 4

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                                  EXHIBIT INDEX
   Exhibit No.                                                Page Number
   -----------                                                -----------
       16        Letter from BDO Seidman, LLP, addressed      To be filed by
                 to the Commission, regarding concurrence     Amendment
                 or disagreement with the statements made in this Current Report on Form 8-K.

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                       Index to Exhibits located at Page 4